EXHIBIT 4.1



Common Stock                                                      Common Stock
Par Value $1

Number                                                                  Shares
M

THE CHUBB CORPORATION
Incorporated Under The Laws Of The State Of New Jersey

CUSIP 171232 10 1
See Reverse For Certain Definitions

This certifies that

is the owner of

Fully Paid and Non-Assessable Shares Of The Common Stock Of The Chubb Corporation transferable upon the books of The Chubb Corporation by the holder, in person or by duly authorized attorney, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the signatures of its duly authorized officers.

Dated

Countersigned and Registered:
First Chicago Trust Company of New York
Transfer Agent and Registrar

By

Authorized Signature

Chairman

Vice President and Treasurer


CHUBB

THE CHUBB CORPORATION

The Corporation will furnish to any shareholder, upon request and without charge, a full statement (a) of the designations, relative rights, preferences, and limitations of the shares of each class and series authorized to be issued, so far as the same have been determined, and (b) of the authority of the Board of Directors to divide the shares into classes or series and to determine and change the relative rights, preferences and limitations of any class or series.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common UNIF GIFT MIN ACT -- _____ Custodian ______
                                 (Cust)                  (Minor)
                                 under Uniform Gifts to Minors
                                 Act _________________
                                        (State)
TEN ENT  - as tenants by the entireties
JT TEN   - as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

For value received, ________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

__________________________________________

__________________________________________

__________________________________________

______________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF
ASSIGNEE.

______________________________________________________________________________

______________________________________________________________________________

____________________________________________________________ Shares of the
capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________

______________________________________________________________________________
Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated, __________________


                           ___________________________________________________
                           NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between The Chubb Corporation and First Chicago Trust Company of New York dated as of March 12, 1999 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge promptly after receipt of a written request therefor. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be evidenced by separate certificates and no longer be evidenced by this certificate, may be redeemed or exchanged or may expire. As set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may be null and void.